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                                                                       Exhibit 5
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December 18, 2000


CacheFlow Inc.
650 Almanor Avenue
Sunnyvale, California 94539

                  Re:      CacheFlow Inc. Registration Statement
                           for Offering of 414,025 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of, (i) 16,145 shares of Common Stock under the Entera, Inc. 1999 Equity Incentive Plan, (ii) 387,880 shares of common stock under the Entera, Inc. 2000 Equity Incentive Plan, and
(iii) 10,000 shares of common stock issued to Registered Stockholders under the Written Compensatory Agreements (collectively, the "Plans"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plans and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Gunderson Dettmer Stough Villeneuve
                                       Franklin & Hachigian, LLP
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                                   Gunderson Dettmer Stough Villeneuve
                                   Franklin & Hachigian, LLP